EXHIBIT 99.1

NetSol Technologies Reports Fiscal 2014 Fourth Quarter and Full Year Results

– Transition Period Impacts License Revenue Results; Maintenance and Service Revenue Hold Strong –

– Adds More than 200 Technical Employees During Year; Doubles the Number of Employees Providing Customer Support –

– Generates Approximately $19 Million in Cash from Operations for Fiscal 2014 –

– Confirms Recent Signing of $16 Million Contract for NFS Ascent –

– Conference Call Scheduled Today at 8:30 a.m. ET (5:30 a.m. PT) –

CALABASAS, Calif., Sept. 12, 2014 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a global business services and enterprise application solutions provider, today reported financial results for its fiscal 2014 fourth quarter and full year ended June 30, 2014.

Highlights for 2014 Fiscal Year

  The introduction and global release of NetSol's next-generation platform, NFS Ascent™, featuring an architecture and user interfaces that reflect 30 years of collective experience with global Fortune 500 companies. The platform's framework allows captive automotive and asset finance companies to rapidly transform legacy-dependent information technology into a state-of-the-art IT and business process environment;
  The first roll-out and go-live of NFS Ascent™ at Nissan Leasing (Thailand) Co., Ltd;
  A multimillion-dollar contract for the implementation of NFS™ at a major automobile manufacturer in China;
  A multimillion dollar agreement for the implementation of the WFS module of NFS Ascent™ at a Japanese automobile manufacturer in Thailand;
  A new LeaseSoft project with a private equity-backed asset finance business in the UK;
  Implementation of NetSol's mPOS (mobile point-of-sale) solution by a global luxury car manufacturer and finance company across its dealer network in China;
  Receipt of the "First Rate and Best Selling Leasing and Finance Solution" Award at this year's China Leasing Summit for its flagship product, NFS™; and,
  Profitable sale of business unit, Vroozi, Inc.

Management Remarks

"Fiscal 2014 was a year of significant progress on both the technological and operating fronts, highlighted by the launch of our next-generation finance and leasing platform, NFS Ascent," said Najeeb Ghauri, CEO. "While from a financial perspective, we clearly were in a transition period that severely impacted our financial results, particularly license revenue, our pipeline of potential new business as we proceed into the new year is strong, with great anticipation of closing deals and implementing NFS Ascent."

"Through this transition period we invested heavily in growth, building our infrastructure and adding personnel to support multiple complex implementations concurrently, with the ability to implement them expeditiously, without sacrificing quality or customer service. Our management team and board view our strategic investments as a necessity to support the long-term growth of the company, and as steps that are directly correlated to our confidence and visibility into our pipeline," Ghauri said.

"During this period, we also took steps to refocus the business, discontinuing two non-core products, which increased the depreciation and amortization expense in the fourth quarter. This one-time non-cash charge, combined with the depreciation and amortization for NFS Ascent now that it has been launched, impacted our bottom line on a GAAP basis."

"As we look ahead, I believe that today NetSol is stronger than it has ever been, with a highly competitive solution in NFS Ascent and a growing pool of talented employees worldwide, and the resources to execute our growth strategy. We are pleased to have recently signed our largest individual contract to date, a $16 million agreement in total for NFS Ascent, with the implementation phase conducted over the next 18 months," Ghauri added.

Fiscal 2014 Fourth Quarter

The following comparison refers to results for the fiscal 2014 fourth quarter versus the fiscal 2013 fourth quarter.

Total net revenues were $9.5 million, compared with $15.0 million for the same period last year, principally reflecting license revenue of $600,000 versus $6.2 million in the same period last year, as a result of the transition to NFS Ascent. Maintenance revenue increased to $2.7 million from $2.4 million last year, as a result of completed implementations. Service revenue was $6.2 million, primarily consisting of change requests for current customers, versus $6.4 million in the same period last year, which included change requests and implementation services as a result of new license sales.

Total operating expenses amounted to $7.3 million, versus $4.7 million last year. The increase relates to higher selling and marketing costs, travel expenses, and business development costs to market and introduce NFS Ascent globally.

Net loss was $7.2 million, or $0.79 per share, for the fourth quarter of fiscal 2014. This compares to net income of $3.1 million, or $0.35 per diluted share, for the same period last year.

Adjusted EBITDA loss (a non-GAAP measure) was $3.3 million, compared to Adjusted EBITDA of $5.1 million for the same period last year. During the fiscal 2014 quarter, depreciation and amortization increased by $2.4 million, which was primarily comprised of two discontinued software products and depreciation of NFS Ascent now that it has been launched. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Fiscal 2014 Full Year Results

For the full fiscal 2014 year, total net revenues were $36.4 million, versus $49.8 million for the same period last year. License revenue was $5.4 million versus $17.8 million last year, reflecting the transition period to NFS Ascent. Maintenance revenue increased to $10.5 million from $9.6 million last year as a result of completion of implementations. Service revenue was $20.4 million, primarily consisting of change requests for current customers, compared with $22.5 million last year, which included change requests and implementation services as a result of new license sales.

Net loss (which includes discontinued operations to reflect the sale of Vroozi) for the full fiscal 2014 year was $11.4 million, or $1.25 per share, compared with net income of $7.9 million, or $0.95 per diluted share, last year.

Adjusted EBITDA loss (a non-GAAP measure) was $2.3 million, compared to Adjusted EBITDA of $14.0 million for the same period last year. For the full fiscal 2014 year, depreciation and amortization increased by $3.5 million over last year. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

At June 30, 2014, cash and cash equivalents increased to $11.5 million from $7.9 million at June 30, 2013. Cash provided by operations for fiscal 2014 increased significantly to $18.6 million, compared with $13.8 million for the first nine months of fiscal 2013.

Fiscal 2014 Fourth Quarter Conference Call
When:	Friday, September 12
Time:	8:30 a.m.Eastern Time
Phone:	1-888-337-8169 (domestic)
1-719-325-2376 (international)

A live Webcast will be available online on NetSol's website at http://www.netsoltech.com/us/investors/event-presentation, where it will be archived for 90 days.

NetSol will also be using a presentation to accompany the conference call. Please visit the investor relations section of NetSol's website to download the presentation.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration and technical services for asset finance and leasing in the automotive, insurance, energy and technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Sydney and Riyadh.

Follow NetSol Technologies on Twitter at https://twitter.com/NetSolTech

NetSol Technologies Google+ page at https://plus.google.com/+netsoltechnologies

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and goals for future operating results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of June 30,	As of June 30,
ASSETS	2014	2013
Current assets:
Cash and cash equivalents	$ 11,462,695	$ 7,874,318
Restricted cash	2,528,844	1,875,237
Accounts receivable, net	5,403,165	12,761,375
Accounts receivable, net - related party	2,232,610	1,922,837
Revenues in excess of billings	2,377,367	15,367,198
Other current assets	2,857,879	2,273,314
Total current assets	26,862,560	42,074,279
Investment under equity method	--	545,483
Property and equipment, net	29,721,128	20,978,369
Intangible assets, net	28,803,018	29,452,654
Goodwill	9,516,568	9,653,330
Total intangibles	38,319,586	39,105,984
Total assets	$ 94,903,274	$ 102,704,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 5,234,887	$ 4,027,147
Current portion of loans and obligations under capitalized leases	5,791,258	5,308,626
Unearned revenues	3,239,852	2,446,018
Common stock to be issued	347,518	88,325
Total current liabilities	14,613,515	11,870,116
Long term loans and obligations under capitalized leases; less current maturities	1,532,080	1,412,212
Total liabilities	16,145,595	13,282,328
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	--	--
Common stock, $.01 par value; 14,500,000 shares authorized; 9,150,889 and 8,929,523 issued and outstanding as of June 30, 2014 and 2013	91,509	89,295
Additional paid-in-capital	115,394,097	114,292,510
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(35,177,303)	(23,821,256)
Stock subscription receivable	(2,280,488)	(2,280,488)
Other comprehensive loss	(14,979,223)	(15,714,112)
Total NetSol stockholders' equity	62,633,167	72,150,524
Non-controlling interest	16,124,512	17,271,263
Total stockholders' equity	78,757,679	89,421,787
Total liabilities and stockholders' equity	$ 94,903,274	$ 102,704,115

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Three Months		For the Year
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Net Revenues:
License fees	$ 606,855	$ 6,219,084	$ 5,433,053	$ 17,756,447
Maintenance fees	2,723,595	2,351,178	10,527,216	9,550,471
Services	4,886,647	5,421,794	15,453,740	18,807,962
Services - related party	1,329,612	979,932	4,970,794	3,734,583
Total net revenues	9,546,709	14,971,988	36,384,803	49,849,463

Cost of revenues:
Salaries and consultants	5,095,105	3,100,305	15,621,806	11,256,982
Travel	614,745	482,814	1,705,554	1,673,988
Depreciation and amortization	3,326,784	1,011,813	6,844,588	3,666,102
Other	868,308	754,673	3,548,392	3,704,667
Total cost of revenues	9,904,942	5,349,605	27,720,340	20,301,739

Gross profit	(358,233)	9,622,383	8,664,463	29,547,724

Operating expenses:
Selling and marketing	1,539,433	1,037,528	4,572,108	3,387,803
Depreciation and amortization	534,770	442,266	1,886,148	1,555,402
General and administrative	5,156,999	3,202,067	15,046,328	10,994,053
Research and development cost	70,850	53,129	249,712	158,821
Total operating expenses	7,302,052	4,734,990	21,754,296	16,096,079

Income (loss) from operations	(7,660,285)	4,887,393	(13,089,833)	13,451,645

Other income and (expenses)
Gain (loss) on sale of assets	(39,778)	(25,436)	(229,805)	3,682
Interest expense	(85,447)	(76,090)	(255,677)	(663,967)
Interest income	74,325	43,541	261,251	185,343
Gain on foreign currency exchange transactions	(248,493)	369,723	50,777	1,367,448
Share of net income (loss) from equity investment	(175,151)	14,569	(545,483)	482,664
Amortization of financing costs	--	(20,488)	--	(635,882)
Other income	54,919	148,246	50,578	148,298
Total other income (expenses)	(419,625)	454,065	(668,359)	887,586

Net income (loss) before income taxes	(8,079,910)	5,341,458	(13,758,192)	14,339,231
Income tax provision	(16,453)	(443,399)	(338,282)	(465,426)
Net income (loss) from continuing operations	(8,096,363)	4,898,059	(14,096,474)	13,873,805
Income (loss) from discontinued operations net of gain on disposal	--	(291,110)	1,158,752	(1,785,750)
Net income (loss)	(8,096,363)	4,606,949	(12,937,722)	12,088,055
Non-controlling interest	880,272	(1,458,749)	1,581,675	(4,224,912)
Net income (loss) attributable to NetSol	$ (7,216,091)	$ 3,148,200	$ (11,356,047)	$ 7,863,143

Amount attributable to NetSol common shareholders:
Income (loss) from continuing operations	$ (7,216,091)	$ 3,439,310	$ (12,514,799)	$ 9,648,893
Income (loss) from discontinued operations	--	(291,110)	1,158,752	(1,785,750)
Net income (loss)	$ (7,216,091)	$ 3,148,200	$ (11,356,047)	$ 7,863,143

Net income (loss) per share:
Net income (loss) per share from continuing operations:
Basic	$ (0.79)	$ 0.39	$ (1.38)	$ 1.18
Diluted	$ (0.79)	$ 0.38	$ (1.38)	$ 1.16

Net income (loss) per share from discontinued operations:
Basic	$ --	$ (0.03)	$ 0.13	$ (0.22)
Diluted	$ --	$ (0.03)	$ 0.13	$ (0.22)

Net income (loss) per common share
Basic	$ (0.79)	$ 0.35	$ (1.25)	$ 0.96
Diluted	$ (0.79)	$ 0.35	$ (1.25)	$ 0.95

Weighted average number of shares outstanding
Basic	9,150,101	8,922,088	9,063,345	8,201,247
Diluted	9,150,101	9,009,793	9,063,345	8,288,951

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Year
	Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$ (12,937,722)	$ 12,088,055
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,730,736	5,702,749
Provision for bad debts	1,023,796	415,482
Share of net loss (income) from investment under equity method	545,483	(482,664)
(Gain) loss on sale of assets	229,805	(3,682)
Gain on sale of subsidiary	(1,870,871)	--
Stock issued for interest on notes payable	--	211,111
Stock issued for services	1,076,610	38,790
Fair market value of warrants and stock options granted	189,937	678,494
Impairment of goodwill	136,762	--
Amortization of financing costs	--	635,882
Changes in operating assets and liabilities:
Accounts receivable	7,094,977	(2,024,814)
Accounts receivable - related party	(309,773)	(100,070)
Revenue in excess of billing	12,825,849	(4,002,140)
Other current assets	216,357	412,036
Accounts payable and accrued expenses	1,682,956	276,590
Net cash provided by operating activities	18,634,902	13,845,819

Cash flows from investing activities:
Purchases of property and equipment	(13,236,136)	(8,958,876)
Sales of property and equipment	88,641	118,432
Sale of subsidiary	1,810,700	--
Purchase of non-controlling interest in subsidiaries	(17,852)	(799,349)
Increase in intangible assets	(3,385,151)	(4,832,459)
Net cash used in investing activities	(14,739,798)	(14,472,252)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	709,435	2,537,712
Payment to common shareholders for fractional shares	--	(194)
Proceeds from exercise of subsidiary options	356,029	111,330
Restricted cash	(653,607)	(1,734,006)
Dividend paid by subsidiary to Non controlling interest	(1,008,543)	(388,997)
Proceeds from bank loans	3,244,382	1,795,663
Payments on capital lease obligations and loans - net	(2,880,840)	(630,714)
Net cash provided by (used in) financing activities	(233,144)	1,690,794
Effect of exchange rate changes	(73,583)	(789,650)
Net increase in cash and cash equivalents	3,588,377	274,711
Cash and cash equivalents, beginning of the period	7,874,318	7,599,607
Cash and cash equivalents, end of period	$ 11,462,695	$ 7,874,318

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net Income (loss) before preferred dividend, per GAAP	$ (7,216,091)	$ 3,148,200	$ (11,356,047)	$ 7,863,143
Income Taxes	16,453	443,399	338,282	465,426
Depreciation and amortization	3,861,554	1,454,079	8,730,736	5,221,504
Interest expense	85,447	76,090	255,677	663,967
Interest (income)	(74,325)	(43,541)	(261,251)	(185,343)
EBITDA	$ (3,326,962)	$ 5,078,227	$ (2,292,603)	$ 14,028,697

Weighted Average number of shares outstanding
Basic	9,150,101	8,922,088	9,063,345	8,201,247
Diluted	9,150,101	9,009,793	9,063,345	8,288,951

Basic EBITDA	$ (0.36)	$ 0.57	$ (0.25)	$ 1.71
Diluted EBITDA	$ (0.36)	$ 0.56	$ (0.25)	$ 1.69

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company's historical operating results nor is it intended to be predictive of potential future results.

Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
 (310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968